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                                                                    EXHIBIT 5.1

March 31, 1998

Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida 33010

  Re: Telemundo Group, Inc.

Ladies and Gentlemen:

  In connection with the registration of 416,705 shares of Series A Common Stock, par value $.01 per share (the "Shares") of Telemundo Group, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (File
No. 333-      ) as filed with the Securities and Exchange Commission (the
"Commission") on March 31, 1998 (the "Registration Statement"), you have requested our opinion as to the legality of the Shares which are being registered under the Registration Statement.

  In this regard, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents, the authenticity or the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the accuracy and completeness of all corporate records made available to us by the Company. We also assumed the due exercise of the Company's Series A common stock purchase warrants (the "Warrants") exercisable for the Shares and the full payment of the exercise price with respect thereto.

  Our opinion herein is limited to the effect on the subject transaction only of the General Corporation Law of the State of Delaware. We express no opinion concerning and assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within the state, and we express no opinion herein concerning any federal laws, including any federal securities laws, or any state securities or blue sky laws.

  On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and upon issuance of the Shares, pursuant to exercise of the Warrants and full payment of the exercise price with respect thereto, will have been validly issued, fully paid and non-assessable.

  We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          LATHAM & WATKINS